EXHIBIT 32.1

Certification of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report on Form 10-Q of Okmin Resources Inc. (the “Company”) for the quarter ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan Herzog, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 20, 2025	/s/ Jonathan Herzog
Jonathan Herzog
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)